Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of KANZHUN LIMITED of our report dated March 19, 2021 relating to the financial statements, which appears in KANZHUN LIMITED’s Amendment No.5 to the Registration Statement on Form F-1 (NO. 333-256391).

/s/ PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China

December 13, 2021